EXHIBIT 1.3

BARCLAYS BANK PLC

Officer’s Certificate

Pursuant to the Indenture, dated as of September 16, 2004 (the “Indenture”), between Barclays Bank PLC (the “Company”) and The Bank of New York, as trustee (the “Trustee”), and resolutions adopted by the Funding Committee of the Board of Directors of the Company at meetings duly called and held on March 28, 2002 and September 16, 2004, and attached hereto as Exhibit A (the “Resolutions”), this Officer’s Certificate is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 3.01 of the Indenture and to comply with the provisions of Section 1.02 of the Indenture.

Capitalized terms used but not defined herein and defined in the Indenture shall have the respective meanings ascribed to them in the Indenture.

1.	Establishment of Series Pursuant to Section 3.01 of the Indenture.

There is hereby established pursuant to Section 3.01 of the Indenture a series of Securities which shall have the following terms (the numbered clauses set forth below correspond to the numbered subsections of Section 3.01 of the Indenture):

(a)	The series of Securities hereby being authorized shall bear the title “Medium-Term Note, Series A” (referred to herein as the “Notes”).

(b)	The aggregate initial offering price of the Notes which may be authenticated and delivered under the Indenture pursuant to this Officers’ Certificate shall be limited to $1,000,000,000, or the equivalent thereof in one or more foreign currencies or composite currencies (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.04, 3.05, 3.06, 9.06 or 11.07 of the Indenture and except for any Notes which, pursuant to Section 3.03 of the Indenture, are deemed never to have been authenticated and delivered).

(c)	Not Applicable.

(d)	The date or dates on which the principal of (and premium, of any, on) the Notes will be due and payable shall be specified in each Note.

(e)	Interest shall accrue at the rate per annum, and in the manner, specified in each Note. Interest will be paid on the Interest Payment Dates, to persons determined on the Regular Record Date, as specified in each Note. Unless otherwise specified in each Note, the provisions related to Default Interest in Section 3.07 of the Indenture shall apply.

(f)	Any premium payable by the Company shall be specified in each Note.

(g)	If any Note is to be issued as Original Issue Discount Securities and the amount of the discount, shall be specified in each Note.

(h)	Unless otherwise specified in each Note, the provisions related to discharge and defeasance in Section 4.01 of the Indenture shall apply.

(i)	Each Note shall specify if there are any additional conditions to which payment of any principal of (or premium, if any) or interest on the Notes will be subject.

(j)	The place of payment, paying agent, registration of transfer (if applicable) and exchange is The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Administration.

(k)	Each Note shall specify if any redemption provisions apply.

(l)	Unless specified in a Note, the Company shall not be obligated to redeem or purchase such Note pursuant to any sinking fund or analogous provision, or at the option of any Holder thereof.

(m)	Denominations, if other than $1,000 and any integral multiple thereof, shall be specified in each Note.

(n)	If other than the principal amount thereof, the portion, or the manner of calculation of such portion, of the principal amount of any Notes which shall be payable upon a declaration of acceleration or acceleration of the Maturity thereof pursuant to Section 5.02, upon redemption of any Notes which are redeemable before their Stated Maturity, or which the Trustee shall be entitled to file and prove a claim pursuant to Section 5.04, shall be specified in each Note.

(o)	Additional Amounts, pursuant to Section 10.04 of the Indenture, will be payable by the Company, unless otherwise specified in each Note.

(p)	The Notes will be issued in registered form and will be represented by Global Registered Securities, which will be executed and delivered substantially in either of the forms attached hereto as Exhibits B and C. Unless otherwise specified in each Note, the Notes will not be exchangeable for bearer securities.

(q)	If principal of (and premium, if any) and interest on each Note will be denominated and payable in a Foreign Currency, each Note shall specify the manner, place of payment and other terms, including the method of determining the equivalent in Dollars for purposes of the definition of “Outstanding” in Section 1.01 of the Indenture.

(r)	Unless otherwise specified, principal of (and premium, if any) and interest on each Note will be payable in the currency in which it is denominated which shall be Dollars.

(s)	Unless otherwise specified, the principal of (and premium, if any) and interest on each Note will be payable, at the election of Company or a holder, in a currency other than that in which the Notes are denominated. The period or periods within which, and the terms and conditions upon which, the elections may be made will be specified in each Note.

(t)	The Notes will be issued in registered form and will be represented by Global Registered Securities, which will be executed and delivered substantially in either of the forms attached hereto as Exhibits B and C and shall bear legends as contained in such forms. The Depository for such Global Securities shall be The Depository Trust Company or a nominee thereof.

(u)	Not Applicable.

(v)	If the amount of principal of or any premium or interest on a Note will be determined with reference to an index or pursuant to a formula, such terms shall be specified in each Note. Barclays Capital Securities Limited has been appointed Calculation Agent pursuant to a Calculation Agency Agreement, dated September 17, 2004, between the Company and Barclays Capital Securities Limited.

(w)	If the Notes may or shall be converted into or exchanged at the option of the Company or otherwise for stock or other securities of the Company or another entity or other entities, into a basket or baskets of such securities, into an index or indices of such securities, into the cash value therefor or into any combination of the foregoing, any specific terms relating to the adjustment thereof and the period during which such Notes may or shall be so converted or exchanged, shall, as applicable, be specified in each Note.

(x)	Not Applicable.

(y)	Not Applicable.

(z)	The Notes shall have such other terms and provisions (which terms and provisions shall not be inconsistent with the provisions of the Indenture, except as permitted by Section 9.01(d)) as are provided in the forms set forth in Exhibits B and C hereto and in the Prospectus Supplement.

2.	Certification Pursuant to Section 1.02 of the Indenture.

The undersigned each hereby certifies to the best of his knowledge that with respect to himself only, in his capacity as an officer of the Company:

The respective undersigned has read the provisions of the Indenture setting forth covenants and conditions to the Trustee’s authentication and delivery of the Notes and the definitions in the Indenture relating thereto.

The respective undersigned has examined the resolutions of the Funding Committee of the Board of Directors of the Company, relating to the authorization, issuance, authentication and delivery of the Notes, such other corporate records of the Company and such other documents deemed necessary as a basis for the opinion hereinafter expressed.

In the opinion of the respective undersigned, such examination is sufficient to enable him to express an informed opinion as to whether the covenants and conditions referred to above have been complied with.

The respective undersigned is of the opinion that the covenants and conditions referred to above have been complied with.

IN WITNESS WHEREOF, the undersigned has, as Group Treasurer of Barclays Bank PLC, hereunto signed his name.

Dated: 17 September 2004

/s/ PETER GOSHAWK
Name:	Peter Goshawk
Title:	Group Treasurer